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                                                          current as of 5/2/97
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                  FOUNDATION HEALTH SYSTEMS, INC. (DE)
                  (ALL SUBSIDIARIES WHOLLY OWNED UNLESS OTHERWISE INDICATED)
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      HEALTH NET (CA)
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  --  HEALTH NET LIFE INSURANCE COMPANY (CA)

  --  PCA OF CALIFORNIA INSURANCE AGENCY (CA)
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      QUALMED, INC. (DE)
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  --  PREFERRED HEALTH NETWORK, INC. (CA)

      --  Midwest Business Medical Association, Ltd. (IL)

  --  QUALMED PLANS FOR HEALTH OF COLORADO, INC. (CO)

      --  San Luis Valley Physicians Service Corp., Limited (CO)*

  --  QUALMED HEALTH & LIFE INSURANCE COMPANY (CO)

  --  QUALMED PLANS FOR HEALTH, INC. (NM)

  --  QUAL-MED OREGON HEALTH PLAN, INC. (OR)

  --  QUALMED WASHINGTON HEALTH PLAN, INC. (WA)

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      HSI EASTERN HOLDINGS, INC. (PA)
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  --  GREATER ATLANTIC HEALTH SERVICE, INC. (DE)

      --  QualMed Plans for Health, Inc. (PA)

      --  Greater Atlantic Preferred Plus, Inc. (PA)

      --  Employ Better Care, Inc. (PA)

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      HSI ADVANTAGE HEALTH HOLDINGS, INC. (DE)
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  --  QUALMED PLANS FOR HEALTH OF OHIO AND WEST VIRGINIA, INC. (OH)

  --  QUALMED PLANS FOR HEALTH OF WESTERN PENNSYLVANIA, INC. (PA)

  --  PENNSYLVANIA HEALTH CARE PLAN, INC. (PA)

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      FOUNDATION HEALTH CORPORATION (DE)
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  --  FOUNDATION HEALTH PREFERRED ADMINISTRATORS, (CA)

  --  FOUNDATION HEALTH NATIONAL LIFE INSURANCE COMPANY (TX)

  --  FH-ARIZONA SURGERY CENTERS, INC. (AZ)

  --  FH SURGERY LIMITED, INC. (CA)

  --  FH SURGERY CENTERS, INC. (CA)

  --  FOUNDATION HEALTH FACILITIES, INC. (CA)

  --  FH ASSURANCE COMPANY (CAYMAN ISLANDS)

  --  FOUNDATION HEALTH WAREHOUSE COMPANY (CA)

  --  MEMORIAL HOSPITAL OF GARDENA, INC. (CA)

  --  EAST LOS ANGELES DOCTORS HOSPITAL, INC. (CA)

  --  FOUNDATION HEALTH VISION SERVICES, DBA AVP VISION PLAN (CA)

  --  DENTICARE OF CALIFORNIA, INC. (CA)

  --  MANAGED ALTERNATIVE CARE, INC. (CA)

  --  AMERICAN VITALCARE, INC. (CA)

  --  FOUNDATION HEALTH FEDERAL SERVICES, INC. (DE)

      --  Catalina Professional Recruiters, Inc. (AZ)

  --  FHC INTERNATIONAL, INC. (DE)

      --  Foundation Health (Unlimited) (United Kingdom)****

          --  FOUNDATION HEALTH TRAVEL LTD. (UNITED KINGDOM)

          --  MEDNET SERVICES LIMITED (UNITED KINGDOM)

      --  Foundation Health Psychcare Limited (United Kingdom)

      --  Mednet Europe (United Kingdom)****

  --  FOUNDATION HEALTH INTERNATIONAL MANAGEMENT SERVICES (CA)

      --  Foundation Health (Unlimited) (United Kingdom)+

      --  Mednet Europe (United Kingdom)+

  --  FOUNDATION HEALTH PHARMACEUTICAL SERVICES, INC., DBA APOLLO ENTERPRISES
      (CA)

      --  Integrated Pharmaceutical Services (CA)

  --  FOUNDATION HEALTH, A FLORIDA HEALTH PLAN, INC. (FL)

      --  CMP-Health Administrators, Inc. (FL)

      --  Foundation Health Medical Group, Florida, Inc. (FL)

  --  FOUNDATION HEALTH, A CALIFORNIA HEALTH PLAN (CA)

  --  FOUNDATION HEALTH, A COLORADO HEALTH PLAN, INC. (CO)

  --  FOUNDATION HEALTH, A LOUISIANA HEALTH PLAN, INC. (LA)

  --  FOUNDATION HEALTH, A TEXAS HEALTH PLAN, INC. (TX)

  --  FOUNDATION HEALTH, AN ALABAMA HEALTH PLAN, INC. (AL)

  --  FOUNDATION HEALTH, AN OKLAHOMA HEALTH PLAN, INC. (OK)

  --  PREFERRED HEALTH PROVIDERS, INC. (FL)

  --  FOUNDATION HEALTH PSYCHCARE SERVICES, INC. (CA)

  --  INTERCARE, INC. (AZ)

  --  INTERGROUP HEALTH PLAN, INC., DBA INTERGROUP SELECT (AZ)

  -- INTERGROUP PREPAID HEALTH SERVICES OF ARIZONA, INC. DBA INTERGROUP OF ARIZONA, INC. (AZ)

  --  INTERLEASE OF ARIZONA, INC. (AZ)

  --  GEM HOLDING CORPORATION (UT)++

      --  Gem Insurance Company (UT)

  --  INTERGROUP HEALTHCARE CORPORATION OF UTAH (UT)

      --  Intergroup of Utah, Inc. (UT)

  --  BUSINESS INSURANCE GROUP, INC. (DE)

      --  Business Insurance Company (DE)

      --  California Compensation Insurance Company (CA)

      --  Combined Benefits Life Insurance Company (CA)

      --  Foundation Health Medical Resource Management, DBA Reviewco (CA)

      --  Foundation Integrated Risk Management Solutions, Incorporated (CA)

          --  CLAIMS TECHNICAL SERVICES, INC. (DE)

  --  MANAGED HEALTH NETWORK, INC. (DE)

      --  Health Management Center West, Inc. (MA)

      --  Health Management Center, Inc. (MA)

      --  Health Management Center, Inc. of Wisconsin (WI)

      --  HMC PPO, Inc. (MA)

      --  Managed Health Network (CA)

      --  MHN Reinsurance Company of Arizona (AZ)

      --  MHN Services (CA)

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      NATIONAL PHARMACY SERVICES, INC. (DE)
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  --  INTEGRATED PHARMACY SYSTEMS, INC. (PA)***

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      QUALMED PLANS FOR HEALTH OF PENNSYLVANIA, INC. (PA)**
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      M.D. HEALTH PLAN, INC. (CT)
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      HN REINSURANCE LIMITED (CAYMAN ISLANDS)
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*    A limited partnership in which QualMed Plans for Health of
     Colorado, Inc. is an 83.4% limited partner.

**   HSI owns approximately 83.0% of the outstanding common stock.

*** National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.

**** FHC International, Inc. owns 90% of the outstanding common stock.

+ Foundation Health International Management Services owns 10% of the outstanding common stock.

++ Foundation Health Corporation owns approximately 99.9% of the outstanding common stock.